          News Release (NYSE:RPT)

RPT REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS; PROVIDES 2021 GUIDANCE; REINSTATES QUARTERLY COMMON DIVIDEND

•Net (loss) income attributable to common shareholders for the fourth quarter 2020 of $(7.4) million, or $(0.09) per diluted share, compared to $71.1 million, or $0.83 per diluted share for the same period in 2019. Net (loss) income available to common shareholders for the full year 2020 of $(16.9) million, or $(0.21) per diluted share, compared to $84.8 million, or $1.04 per diluted share for the full year 2019.

•The Company initiated 2021 operating funds from operations ("FFO") per share guidance.

•The Company's Board of Trustees declared a first quarter 2021 regular cash dividend of $0.075 per common share.

•Assigned a first time investment grade credit rating of BBB- by Fitch Ratings, Inc.

•94% of total tenants were open and operating, as of February 10, 2021, based on annualized base rent ("ABR").

•91% of fourth quarter 2020 rent and recovery income has been paid as of February 10, 2021.

NEW YORK, February 17, 2021 - RPT Realty (NYSE:RPT) (the "Company") today announced its financial and operating results for the quarter and year ended December 31, 2020.

"As we close the chapter on a turbulent year, I am proud of how our organization responded during such unprecedented times," said Brian Harper, President and CEO. "We were able to navigate the health crisis as well as social, economic and political unrest by focusing on three things—humanity, liquidity and innovation. Humanity in ensuring that the health and well-being of our employees, tenants and shoppers was priority one. Liquidity in our focus on the balance sheet and our cash flows in the wake of the pandemic. And finally, innovation. From the time the new management team started, it was our goal to be a differentiator within a crowded field of shopping center REITs. We believe our joint venture with GIC is reflective of this goal and in 2021, we remain laser-focused on identifying innovative value-creation opportunities in an ever-evolving retail ecosystem."

FINANCIAL RESULTS

Net (loss) income attributable to common shareholders for the fourth quarter 2020 of $(7.4) million, or $(0.09) per diluted share, compared to $71.1 million, or $0.83 per diluted share for the same period in 2019. Net (loss) income available to common shareholders for the full year 2020 of $(16.9) million, or $(0.21) per diluted share, compared to $84.8 million, or $1.04 per diluted share for the full year 2019.
FFO for the fourth quarter 2020 of $14.7 million, or $0.18 per diluted share, compared to $14.4 million, or $0.18 per diluted share for the same period in 2019. FFO for the full year 2020 of $66.5 million, or $0.81 per diluted share, compared to $88.0 million, or $1.00 per diluted share for the full year 2019.
Operating FFO for the fourth quarter 2020 of $15.1 million, or $0.18 per diluted share, compared to $19.2 million or $0.24 per diluted share for the same period in 2019. Operating FFO for the fourth quarter 2020 excludes certain net losses that totaled $0.5 million, primarily attributable to an impairment on land available for development and severance expense, partially offset by a land sale gain and below market lease intangible write-offs in our joint venture. The change in Operating FFO was primarily driven by higher rental income not probable of collection, rent abatements and lower net operating income ("NOI") resulting from the contribution of a 48.5% interest in five assets into a joint venture formed in fourth quarter 2019. Fourth quarter 2020 rental income not probable of collection and rent abatements were $4.4 million or $0.05 per diluted share, including the Company's share of unconsolidated joint ventures.
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Operating FFO for the full year 2020 of $64.2 million, or $0.78 per diluted share, compared to $90.9 million, or $1.04 per diluted share in the full year 2019. Operating FFO for the full year 2020 excludes certain net income that totaled $2.3 million, primarily attributable to insurance proceeds related to storm damage at Front Range Village in Fort Collins, CO. The change in Operating FFO was primarily driven by higher rental income not probable of collection, rent abatements, higher straight-line rent reserves and lower NOI resulting from the contribution of a 48.5% interest in five assets into a joint venture formed in fourth quarter 2019. Full year 2020 rental income not probable of collection, rent abatements and straight-line rent reserves, were $18.0 million or $0.22 per diluted share, including the Company's share of unconsolidated joint ventures.

OPERATING RESULTS

The Company's operating results include its consolidated properties and its pro-rata share of unconsolidated joint ventures.

Same property NOI during the fourth quarter 2020 decreased 10.4% compared to the same period in 2019. The decrease was driven by the impact of the COVID-19 pandemic, resulting in higher income not probable of collection and rent abatements, which detracted 9.6% from same property NOI growth.

During the fourth quarter 2020, the Company signed 36 leases totaling 120,295 square feet. Blended re-leasing spreads on comparable leases were 3.4% with ABR of $25.26 per square foot. Re-leasing spreads on seven comparable new and 20 renewal leases were 6.8% and 2.8%, respectively.

As of December 31, 2020, the Company had $3.2 million of signed not commenced ABR that is scheduled to commence over the next 15 months.

The table below summarizes the Company's leased rate and occupancy results at December 31, 2020, September 30, 2020 and December 31, 2019.

	December 31, 2020	September 30, 2020	December 31, 2019
Consolidated & Joint Venture Portfolio
Leased rate	92.8%	93.3%	94.7%
Occupancy	91.5%	92.1%	94.3%
Anchor (GLA of 10,000 square feet or more)
Leased rate	96.1%	96.8%	97.4%
Occupancy	95.1%	95.6%	97.2%
Small Shop (GLA of less than 10,000 square feet)
Leased rate	84.9%	84.9%	88.2%
Occupancy	82.9%	83.6%	87.4%

BALANCE SHEET

The Company ended the fourth quarter 2020 with $211.5 million in cash, cash equivalents and restricted cash. At December 31, 2020, the Company had approximately $1,031.1 million of consolidated debt and finance lease obligations, which resulted in a trailing twelve month net debt to proforma adjusted EBITDA ratio of 7.4x. Consolidated debt had a weighted average interest rate of 3.58% and a weighted average maturity, excluding scheduled amortization, of 4.6 years.

On November 19, 2020, Fitch Ratings, Inc. assigned a first time rating to the Company, including a Long-Term Issuer Default Rating of ‘BBB-‘ with a stable outlook. See the Company's press release dated November 19, 2020 for additional details.

During fourth quarter 2020, the Company repaid $25.0 million on its unsecured revolving line of credit. At December 31, 2020, the Company had $100.0 million drawn on its $350.0 million unsecured revolving line of credit. Subsequent to the quarter ended December 31, 2020, the Company repaid the remaining $100 million on its unsecured revolving line of credit, resulting in a fully undrawn $350 million revolver.

DISPOSITIONS

During fourth quarter 2020, the Company sold two non-core land parcels for a gross sales price of $1.4 million.

DIVIDEND

On February 11, 2021, the Board of Trustees declared a first quarter 2021 regular cash dividend of $0.075 per common share. The Board of Trustees also approved a first quarter 2021 Series D convertible preferred share dividend of $0.90625 per share. The current conversion ratio of the Series D convertible preferred shares can be found on the Company's website at investors.rptrealty.com/shareholder-information/dividends. The dividends, for the period January 1, 2021 through March 31, 2021 are payable on April 1, 2021 for shareholders of record on March 19, 2021.

COVID-19 UPDATE

The Company is closely monitoring the COVID-19 pandemic, including the impact on our business, employees, tenants, shopping centers and communities. The following summary is intended to provide information pertaining to the impacts of the COVID-19 pandemic on the Company’s business. Unless otherwise specified, the statistical and other information regarding the Company’s portfolio are as of February 10, 2021. These estimates are based on information available to the Company and includes its consolidated properties and its pro-rata share of unconsolidated joint ventures.

•100% of the Company's 49 shopping centers remain open and operating.
•94% of total tenants by ABR were open and operating, up from the low of 41% on April 22, 2020.
•67% of the Company’s properties by ABR had a grocery or grocer component and 87% of ABR stemmed from national or regional tenants, as of December 31, 2020.
•91% of fourth quarter 2020 rent and recovery income has been paid.
•6% of fourth quarter 2020 rent and recovery income are subject to signed or approved deferral agreements.
The table below summarizes the Company's rent and recovery income collection results at various points in time and for the selected reporting periods.

As of	2Q20	3Q20	4Q20
July 31, 2020	65%	N/A	N/A
October 30, 2020	76%	87%	N/A
February 10, 2021	81%	89%	91%

2021 Guidance

The Company initiated 2021 operating FFO per diluted share guidance of $0.77 to $0.87. Selected expectations are outlined below.

•Does not include the net impact of changes to 2020 estimates for rent not probable of collection and straight line rent reserves.
•Does not include potential acquisition activity.
•The guidance range is primarily driven by a range of outcomes for current year rent not probable of collection.
•The mid-point of the guidance range assumes an improvement in the economy in the second half of the year as vaccinations become more widely available over the course of 2021.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "2021 Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The Company’s 2021 guidance reflects management’s view of current and future market conditions, including current expectations with respect to rental rates, occupancy levels, acquisitions and dispositions and debt and equity financing activities. To the extent actual results differ from our current expectations, the Company’s results may differ materially from the guidance set forth above. Other factors, as referenced elsewhere in this press release, may also cause the Company’s results to differ materially from the guidance set forth above.

CONFERENCE CALL/WEBCAST:

The Company will host a live broadcast of its fourth quarter 2020 conference call to discuss its financial and operating results.

Date:	Thursday, February 18, 2021
Time:	9:00 a.m. ET
Dial in #:	(877) 705-6003
International Dial in #	(201) 493-6725
Webcast:	investors.rptrealty.com
A telephonic replay of the call will be available through Thursday, February 25, 2021.  The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering passcode 13713758.  A webcast replay will also be archived on the Company’s website for twelve months.

SUPPLEMENTAL MATERIALS
The Company’s quarterly financial and operating supplement is available on its corporate web site at rptrealty.com. If you wish to receive a copy via email, please send requests to invest@rptrealty.com.
RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. The Company's shopping centers offer diverse, locally-curated consumer experiences that reflect the lifestyles of their surrounding communities and meet the modern expectations of the Company's retail partners. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange (the “NYSE”). The common shares of the Company, par value $0.01 per share (the “common shares”) are listed and traded on the NYSE under the ticker symbol “RPT”. As of December 31, 2020, our property portfolio consisted of 49 shopping centers (including five shopping centers owned through a joint venture) representing 11.9 million square feet of gross leasable area. As of December 31, 2020, the Company’s pro-rata share of the aggregate portfolio was 92.8% leased. For additional information about the Company please visit rptrealty.com.

Company Contact:
Vin Chao, Senior Vice President - Finance
19 W 44th St. 10th Floor, Ste 1002
New York, New York 10036
vchao@rptrealty.com
(212) 221-1752

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, plans or beliefs concerning future events and may be identified by terminology such as “may,” “will,” “should,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” “predict” or similar terms. Although the forward-looking statements made in this document are based on our good faith beliefs, reasonable assumptions and our best judgment based upon current information, certain factors could cause actual results to differ materially from those in the forward-looking statements. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to predict or control. Currently, one of the most significant factors is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and our tenants (including their ability to timely make rent payments), the real estate market (including the local markets where our properties are located), the financial markets and general global economy as well as the potential adverse impact on our ability to enter into new leases or renew leases with existing tenants on favorable terms or at all. The impact COVID-19 has, and will continue to have, on the Company and its tenants is highly uncertain, cannot be predicted and will vary based upon the duration, magnitude and scope of the COVID-19 pandemic as well as the actions taken by federal, state and local governments to mitigate the impact of COVID-19, including social distancing protocols, restrictions on business activities and “shelter-in- place” and “stay at home” mandates. Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to: our success or failure in implementing our business strategy; economic conditions generally and in the commercial real estate and finance markets specifically; the cost and availability of capital, which depends in part on our asset quality and our relationships with lenders and other capital providers; risks associated with bankruptcies or insolvencies or general downturn in the businesses of tenants; the potential adverse impact from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company's tenants, which are heightened as a result of the COVID-19 pandemic; the execution of rent deferral or concession agreements on the agreed-upon terms; our business prospects and outlook; changes in governmental regulations, tax rates and similar matters; our continuing to qualify as a REIT; and other factors detailed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including in particular those set forth under “Risk Factors” in our latest annual report on Form 10-K and our latest quarterly report on Form 10-Q, which you should interpret as being heightened as a result of the numerous and ongoing adverse impacts of COVID-19. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future
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RPT REALTY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)
	December 31, 2020	December 31, 2019

ASSETS
Income producing properties, at cost:
Land	$330,763	$331,265
Buildings and improvements	1,489,997	1,486,838
Less accumulated depreciation and amortization	(392,301)	(352,006)
Income producing properties, net	1,428,459	1,466,097
Construction in progress and land available for development	34,789	42,279
Net real estate	1,463,248	1,508,376
Equity investments in unconsolidated joint ventures	126,333	130,321
Cash and cash equivalents	208,887	110,259
Restricted cash and escrows	2,597	4,293
Accounts receivable, net	26,571	24,974
Acquired lease intangibles, net	26,354	34,278
Operating lease right-of-use assets	18,585	19,222
Other assets, net	77,465	86,836
TOTAL ASSETS	$1,950,040	$1,918,559

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,027,751	$930,808
Finance lease obligation	875	926
Accounts payable and accrued expenses	45,292	55,360
Distributions payable	1,723	19,792
Acquired lease intangibles, net	35,283	38,898
Operating lease liabilities	17,819	18,181
Other liabilities	19,928	6,339
TOTAL LIABILITIES	1,148,671	1,070,304

Commitments and Contingencies

RPT Realty ("RPT") Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 240,000 and 120,000 shares authorized as of December 31, 2020 and December 31, 2019, respectively, and 80,055 and 79,850 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	801	798
Additional paid-in capital	1,174,315	1,169,557
Accumulated distributions in excess of net income	(471,017)	(436,361)
Accumulated other comprehensive (loss) income	(14,132)	1,819
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	782,394	828,240
Noncontrolling interest	18,975	20,015
TOTAL SHAREHOLDERS' EQUITY	801,369	848,255
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,950,040	$1,918,559

RPT REALTY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUE
Rental income	$46,368	$56,780	$187,151	$229,588
Other property income	876	1,266	3,166	4,270
Management and other fee income	478	52	1,395	230
TOTAL REVENUE	47,722	58,098	191,712	234,088

EXPENSES
Real estate tax expense	7,973	8,294	33,086	35,961
Recoverable operating expense	6,021	7,052	21,915	25,256
Non-recoverable operating expense	2,413	2,630	8,962	10,292
Depreciation and amortization	20,210	18,782	77,213	78,647
Transaction costs	—	—	186	—
General and administrative expense	6,822	8,789	25,801	27,634
Provision for impairment	598	—	598	—
Insured expenses, net	—	2,276	(2,745)	2,276
TOTAL EXPENSES	44,037	47,823	165,016	180,066

OPERATING INCOME	3,685	10,275	26,696	54,022

OTHER INCOME AND EXPENSES
Other (expense) income, net	(108)	24	214	(203)
Gain on sale of real estate	318	75,783	318	81,856
Earnings from unconsolidated joint ventures	76	128	1,590	581
Interest expense	(9,826)	(9,707)	(39,317)	(40,057)
Other gain on unconsolidated joint ventures	—	—	—	237
Loss on extinguishment of debt	—	(1,949)	—	(2,571)
(LOSS) INCOME BEFORE TAX	(5,855)	74,554	(10,499)	93,865
Income tax (provision) benefit	(12)	(97)	25	(179)
NET (LOSS) INCOME	(5,867)	74,457	(10,474)	93,686
Net loss (income) attributable to noncontrolling partner interest	135	(1,727)	241	(2,175)
NET (LOSS) INCOME ATTRIBUTABLE TO RPT	(5,732)	72,730	(10,233)	91,511
Preferred share dividends	(1,675)	(1,675)	(6,701)	(6,701)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(7,407)	$71,055	$(16,934)	$84,810

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.09)	$0.89	$(0.21)	$1.06
Diluted	$(0.09)	$0.83	$(0.21)	$1.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	80,055	79,850	79,998	79,802
Diluted	80,055	87,825	79,998	87,722

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(5,867)	$74,457	$(10,474)	$93,686
Net loss (income) attributable to noncontrolling partner interest	135	(1,727)	241	(2,175)
Preferred share dividends	(1,675)	(1,675)	(6,701)	(6,701)
Net (loss) income available to common shareholders	(7,407)	71,055	(16,934)	84,810
Adjustments:
Rental property depreciation and amortization expense	20,061	18,659	76,649	78,095
Pro-rata share of real estate depreciation from unconsolidated joint ventures (1)	2,146	424	7,044	459
Gain on sale of depreciable real estate	—	(75,783)	—	(81,485)
Gain on sale of joint venture depreciable real estate	—	—	—	(385)
Other gain on unconsolidated joint ventures	—	—	—	(237)
FFO available to common shareholders	14,800	14,355	66,759	81,257
Noncontrolling interest in Operating Partnership (2)	(135)	—	(241)	—
Preferred share dividends (assuming conversion) (3)	—	—	—	6,701
FFO available to common shareholders and dilutive securities	$14,665	$14,355	$66,518	$87,958
Gain on sale of land	(318)	—	(318)	(371)
Provision for impairment on land available for development	598	—	598	—
Transaction costs (4)	—	—	186	—
Insured expenses, net	—	2,276	(2,745)	2,276
Severance expense (5)	290	—	506	130
Executive management reorganization, net (5)(6)	—	627	—	1,402
R2G Venture LLC related costs (5)(7)	—	499	—	499
Above and below market lease intangible write-offs	—	(470)	(256)	(3,525)
Pro-rata share of acquisition costs from unconsolidated joint ventures (1)	—	—	407	—
Pro-rata share of above and below market lease intangible write-offs from unconsolidated joint ventures (1)	(120)	—	(626)	—
Loss on extinguishment of debt	—	1,949	—	2,571
Payment of loan amendment fees (5)	—	—	184	—
Bond interest proceeds (8)	—	—	(213)	—
Operating FFO available to common shareholders and dilutive securities	$15,115	$19,236	$64,241	$90,940

Weighted average common shares	80,055	79,850	79,998	79,802
Shares issuable upon conversion of Operating Partnership Units (“OP Units”) (2)	1,909	—	1,909	—
Dilutive effect of restricted stock	410	995	496	939
Shares issuable upon conversion of preferred shares (3)	—	—	—	6,981
Weighted average equivalent shares outstanding, diluted	82,374	80,845	82,403	87,722

FFO available to common shareholders and dilutive securities per share, diluted	$0.18	$0.18	$0.81	$1.00

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.18	$0.24	$0.78	$1.04

Dividend per common share	$—	$0.22	$0.22	$0.88
Payout ratio - Operating FFO	—%	91.7%	28.2%	84.6%

(1)Amounts noted are included in Earnings from unconsolidated joint ventures.
(2)The total noncontrolling interest reflects OP units convertible on a one-of-one basis into common shares. The Company's net income for the three and twelve months ended December 31, 2019 (largely driven by gain on sale of real estate), resulted in an income allocation to OP Units which drove an OP Unit ratio of $0.90 and $1.14 (based on 1,909 weighted average OP Units outstanding). In instances when the OP Unit ratio exceeds basic FFO, the OP Units are considered anti-dilutive, and as a result are not included in the calculation of fully diluted FFO and Operating FFO for the three and twelve months ended December 31, 2019.
(3)7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, $0.01 par (“Series D Preferred Shares”) are paid annual dividends of $6.7 million and are currently convertible into approximately 7.0 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.24 per diluted share per quarter and $0.96 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.
(4)Costs associated with a terminated acquisition and a terminated disposition.
(5)Amounts noted are included in General and administrative expense.
(6)For 2019, largely comprised of severance to a former executive officer and performance award expense related to the former Chief Executive Officer.
(7)For 2019, comprised of special incentive expense related to the execution of the R2G Venture LLC joint venture agreement.
(8)Amounts noted are included in Other (expense) income, net.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation of net (loss) income available to common shareholders to Same Property Net Operating Income (NOI) at Pro-Rata

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net (loss) income available to common shareholders	$(7,407)	$71,055	$(16,934)	$84,810
Preferred share dividends	1,675	1,675	6,701	6,701
Net (loss) income attributable to noncontrolling partner interest	(135)	1,727	(241)	2,175
Income tax (benefit) provision	12	97	(25)	179
Interest expense	9,826	9,707	39,317	40,057
Loss on extinguishment of debt	—	1,949	—	2,571
Earnings from unconsolidated joint ventures	(76)	(128)	(1,590)	(581)
Gain on sale of real estate	(318)	(75,783)	(318)	(81,856)
Other gain on unconsolidated joint ventures	—	—	—	(237)
Insured expenses, net	—	2,276	(2,745)	2,276
Other expense (income), net	108	(24)	(214)	203
Management and other fee income	(478)	(52)	(1,395)	(230)
Depreciation and amortization	20,210	18,782	77,213	78,647
Transaction costs	—	—	186	—
General and administrative expenses	6,822	8,789	25,801	27,634
Provision for impairment	598	—	598	—
Pro-rata share of NOI from unconsolidated joint venture (1)	1,999	521	8,155	521
Lease termination fees	(183)	(409)	(368)	(743)
Amortization of lease inducements	212	160	766	519
Amortization of acquired above and below market lease intangibles, net	(655)	(1,218)	(2,903)	(6,762)
Straight-line ground rent expense	76	76	306	306
Straight-line rental income	8	(459)	2,026	(2,408)
NOI at Pro-Rata (2)	32,294	38,741	134,336	153,782
NOI from Other Investments	1,479	(1,049)	3,082	(5,284)
Same Property NOI at Pro-Rata (3)	$33,773	$37,692	$137,418	$148,498

(1)Represents 51.5% of the NOI from the five properties contributed to R2G Venture LLC after December 9, 2019.
(2)Includes 100.0% of the NOI from the five properties contributed to R2G Venture LLC prior to December 10, 2019 and 51.5% of the NOI from the same five properties after December 9, 2019.
(3)Includes 51.5% of the NOI from the five properties contributed to R2G Venture LLC for all periods presented.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Twelve Months Ended December 31, 2020

Reconciliation of net income to proforma adjusted EBITDA
Net loss	$(10,474)
Interest expense	39,317
Income tax benefit	(25)
Depreciation and amortization	77,213
Pro-rata adjustments from unconsolidated entities	7,044
EBITDAre	$113,075

Gain on sale of land	(318)
Provision for impairment on land available for development	598
Severance expense	506
Above and below market lease intangible write-offs	(256)
Transaction costs	186
Pro-rata share of above and below market lease intangible write-offs from unconsolidated entities	(626)
Pro-rata share of acquisition costs from unconsolidated entities	407
Insured expenses, net	(2,745)
Payment of loan amendment fees	184
Bond interest proceeds	(213)
Adjusted EBITDA	110,798
Proforma adjustments	—
Proforma adjusted EBITDA	$110,798

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,027,751
Unamortized premium	(1,103)
Deferred financing costs, net	3,606
Consolidated notional debt	1,030,254
Finance lease obligation	875
Cash, cash equivalents and restricted cash	(211,484)
Pro-rata share of unconsolidated entities cash, cash equivalents and restricted cash	(1,914)
Net debt	$817,731

Reconciliation of interest expense to total fixed charges
Interest expense	$39,317
Preferred share dividends	6,701
Scheduled mortgage principal payments	2,326
Total fixed charges	$48,344

Net debt to proforma adjusted EBITDA	7.4	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	2.8	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.3	x

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,
	2020		2019
Reconciliation of net income to annualized proforma adjusted EBITDA
Net (loss) income	$(5,867)		$74,457
Interest expense	9,826		9,707
Income tax provision	12		97
Depreciation and amortization	20,210		18,782
Gain on sale of depreciable real estate	—		(75,783)
Pro-rata adjustments from unconsolidated entities	2,146		424
EBITDAre	26,327		27,684

Severance expense	290		—
Executive management reorganization, net	—		627
Above and below market lease intangible write-offs	—		(470)
Gain on sale of land	(318)		—
Provision for impairment on land available for development	598		—
R2G Venture LLC related costs	—		499
Pro-rata share of above and below market lease intangible write-offs from unconsolidated entities	(120)		—
Insured expenses, net	—		2,276
Loss on extinguishment of debt	—		1,949
Adjusted EBITDA	26,777		32,565
Proforma adjustments (1)	—		(51)
Proforma adjusted EBITDA	$26,777		$32,514
Annualized proforma adjusted EBITDA	$107,108		$130,056

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,027,751		$930,808
Unamortized premium	(1,103)		(1,995)
Deferred financing costs, net	3,606		3,768
Consolidated notional debt	1,030,254		932,581
Finance lease obligation	875		926
Cash, cash equivalents and restricted cash	(211,484)		(114,552)
Pro-rata share of unconsolidated entities cash, cash equivalents and restricted cash	(1,914)		(1,120)
Net debt	$817,731		$817,835

Reconciliation of interest expense to total fixed charges
Interest expense	$9,826		$9,707
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	608		671
Total fixed charges	$12,109		$12,053

Net debt to annualized proforma adjusted EBITDA	7.6	x	6.3	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	2.7	x	3.3	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.2	x	2.7	x

(1)4Q19 excludes $1.5 million representing the 48.5% of the five properties contributed to R2G Venture LLC, partially offset by the exclusion of $1.1 million from an annual expense that was fully recognized during the quarter and the inclusion of $0.3 million from the acquisition of Lakehills. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

RPT Realty
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these measures provide additional and useful means to assess our performance. These measures do not represent alternatives to GAAP measures as indicators of performance and a comparison of the Company's presentations to similarly titled measures of other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization of depreciable real estate, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO.

Operating FFO
In addition to FFO, we include Operating FFO as an additional measure of our financial and operating performance. Operating FFO excludes transactions costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land, bargain purchase gains, severance expense, executive management reorganization costs, net, accelerated amortization of debt premiums, gains or losses on extinguishment of debt, insured expenses, net, accelerated write-offs of above and below market lease intangibles, accelerated write-offs of lease incentives and R2G Venture LLC related costs that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. In future periods, Operating FFO may also include other adjustments, which will be detailed in the reconciliation for such measure, that we believe will enhance comparability of Operating FFO from period to period. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends.

Net Operating Income (NOI) / Same Property NOI / NOI from Other Investments
NOI consists of (i) rental income and other property income, before straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fees less (ii) real estate taxes and all recoverable and non-recoverable operating expenses other than straight-line ground rent expense, in each case, including our share of these items from our R2G Venture LLC unconsolidated joint venture.

NOI, Same Property NOI and NOI from Other Investments are supplemental non-GAAP financial measures of real estate companies' operating performance. Same Property NOI is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable operating properties for the reporting period. Same Property NOI for the three and twelve months ended December 31, 2020 and 2019 represents NOI from the Company's same property portfolio consisting of 41 consolidated operating properties acquired or placed in service and stabilized prior to January 1, 2019 and five previously consolidated properties contributed to the newly formed joint venture, R2G Venture LLC, in December 2019. Same property NOI from these five properties includes 51.5% of their NOI as a consolidated property for the period January 1, 2019 through December 9, 2019 and 51.5% of their NOI as an unconsolidated property accounted for under the equity method for the period December 10, 2019 through December 31, 2020. Same Property NOI excludes properties under redevelopment or where activities have started in preparation for redevelopment. A property is designated as a redevelopment when planned improvements significantly impact the property. NOI from Other Investments for the three and twelve months ended December 31, 2020 and 2019 represents NOI primarily from (i) properties disposed of and acquired during 2019, (ii) 48.5% of the NOI prior to December 10, 2019 from the five previously consolidated properties contributed to the R2G Venture LLC unconsolidated joint venture, (iii) Webster Place and Rivertowne Square where the Company has begun activities in anticipation of future redevelopment, (iv) certain property related employee compensation, benefits, and travel expense and (v) noncomparable operating income and expense adjustments.

NOI, Same Property NOI and NOI from Other Investments should not be considered as alternatives to net income in accordance with GAAP or as measures of liquidity. Our method of calculating these measures may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

RPT Realty
Non-GAAP Financial Definitions (continued)

Net Debt
Net Debt represents (i) our total debt principal, which excludes unamortized premium and deferred financing costs, net, plus (ii) our finance lease obligation, less (iii) our cash, cash equivalents and restricted cash, less (iv) our pro-rata share of cash, cash equivalents and restricted cash of each of our unconsolidated entities. We present net debt to show the ratio of our net debt to our proforma Adjusted EBITDA.

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of other items that we believe enhance comparability of Adjusted EBITDA across periods and are listed as adjustments in the applicable reconciliation. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP.

Pro-Rata
We present certain financial information on a “pro-rata” basis or including “pro-rata” adjustments. Unless otherwise specified, pro-rata financial information includes our proportionate economic ownership of each of our unconsolidated joint ventures derived on an entity-by-entity basis by applying the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. See page 35 of our quarterly financial and operating supplement for a discussion of important considerations and limitations that you should be aware of when review financial information that we present on a pro-rata basis or including pro-rata adjustment.

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Leased Rate
Lease Rate is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property under leases with an initial term of greater than one year, including signed leases not yet commenced, to (b) the aggregate number of square feet for such property.

Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.